Exhibit 1

                                    AGREEMENT

                     This will confirm the agreement by and among all the undersigned that the Amendment No. 3 to Schedule 13-D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of WilTel Communications Group, Inc. is being filed on behalf of each of the entities named below.

Dated:  July 29, 2003



                          LUK ACQUISITION I, LLC
                          LUK ACQUISITION II, LLC
                          LEUCADIA NATIONAL CORPORATION



                          BY: /S/ JOSEPH A. ORLANDO
                              -------------------------------------------------
                              NAME: Joseph A. Orlando
                              TITLE: President of each of LUK Acquisition I,
                                     LLC and LUK Acquisition II, LLC and
                                     Vice President and Chief Financial Officer
                                     of Leucadia National Corporation